UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of Earliest Event Reported):    December 19, 2006

                         Nanoscience Technologies, Inc.
                   ------------------------------------------
             (Exact name of registrant as specified in its charter)

           Nevada                      000-26067                 82-0571300
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                File Number)           Identification No.)

              1428 Brandywine Circle
               Fort Myers, Florida                                 33919
     ----------------------------------------                    ----------
     (Address of principal executive offices)                    (Zip Code)

     Registrant's telephone number, including area code:     (239) 437-5255


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

ITEM 3.02         UNREGISTERED SALES OF EQUITY SECURITIES

         On December 19, 2006, a Securities Purchase Agreement, dated July 28, 2006, between the Registrant and Cornell Capital Partners, Ltd. (the "Investor") was amended (the "Amendment"), along with a Convertible Debenture issued pursuant to such agreement. Pursuant to the Amendment the Registrant agreed to increase the amount of the previously issued 8% secured convertible debenture from $120,000 to $180,000 in exchange for gross proceeds of $60,000. In addition, pursuant to the Amendment the Registrant issued 500,000 shares of common stock, par value $0.001 per share of the Registrant to the Investor, along with a warrant to purchase and additional 500,000 shares of common stock.

       Other than an increase in the principal of the Debenture, the other terms remain the same. The warrants are exercisable until December 19, 2011 at a purchase price of $0.06 per share. In addition, the exercise price of the Warrants is adjusted in the event the Registrant issues common stock at a price below market.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On March 13, 2007, James H. Schneider resigned as President, Chief Executive Officer and as a member of the Board of Directors of the Company. In addition, on March 13, 2007 Fed J. Griffin also resigned as interim Chief Financial Officer. Subsequent to the foregoing resignations, on March 13, 2007, John T. Ruddy was appointed as the President, Chief Executive Officer, Chief Financial Officer and as a member of the Board of Directors of the Company. In connection with such appointment it was agreed that Mr. Ruddy would only work for the Company on a part-time basis and would be paid a salary of $1,000 per month, which could be paid in either cash or common stock of the Company, at the discretion of the Company.

         Mr. Ruddy has served as the President, Chief Executive Office and Chief Financial Officer of Lite King, Inc. since November 2006 and as a member of its Board of Directors since 2004, is also currently a Managing Director for Highgate House, LLC since January, 2006 and has been serving as a Captain at the Jersey City Fire Department since 1995. Mr. Ruddy has also served as a director of Bio-One Corp. from July 2005 until December, 2005. Mr. Ruddy earned a B.A. from Rutgers University in 1994.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.                Description
-----------                -----------

10.1 Amendment No. 1 to Convertible Debenture and Securities Purchase Agreement, dated December 19, 2006 by and between Nanoscience Technologies, Inc. and Cornell Capital Partners, LP

10.2                       Stock Purchase Warrant dated December 19, 2006

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                NANOSCIENCE TECHNOLOGIES, INC.

Date: March 16, 2007            By: /s/John Rudy
                                   --------------------------
                                Name:  John Rudy
                                Title: President, Chief Executive Officer
                                and Chief Financial Officer